Exhibit 23.5


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the reference to our firm and to our reports effective January 1, 2001; January 1, 2002; and January 1, 2003 in the Annual Report on Form 10-K of Energy Partners, Ltd., incorporated by reference into the Form S-4 Registration Statement of Energy Partners, Ltd. to be filed with the Securities and Exchange Commission on or about September 3, 2003.

                                  NETHERLAND, SEWELL & ASSOCIATES, INC.


                                  By:  /s/ Frederic D. Sewell
                                       ---------------------------------------
                                       Frederic D. Sewell
                                       Chairman and Chief Executive Officer


Dallas, Texas
September 2, 2003